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                                                                     EXHIBIT 99e


                       HOUSTON INDUSTRIES INCORPORATED
                                SAVINGS PLAN

              (As Amended and Restated Effective July 1, 1995)


                              Second Amendment


                 The Benefits Committee of Houston Industries Incorporated, having reserved the right under Section 10.3 of the Houston Industries Incorporated Savings Plan, as amended and restated effective July 1, 1995 and thereafter amended (the "Plan"), to amend the Plan, does hereby amend the Plan as follows, effective August 1, 1996:

                 1. Section 6.2 of the Plan is hereby amended in its entirety as follows:

                 "6.2     Disability of Participants: If a Participant
         satisfies the definition of 'Disability' under the Company's long-term disability plan and commences to receive disability benefits thereunder, such Participant shall become entitled to receive the entire interest in his Pre-Tax Contribution Account, his After-Tax Contribution Account, his Employer Matching Account and his ESOP Account. The determination of whether a Participant has become 'Disabled' under the Company's long-term disability plan by such disability plan's administrator shall be final and binding on all parties concerned."

                 2. The fourth paragraph of Section 8.1 of the Plan is hereby amended by deleting the second sentence therefrom.

                 IN WITNESS WHEREOF, the Benefits Committee of Houston Industries Incorporated has caused these presents to be executed by its duly authorized Chairman in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently

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evidenced by any executed copy hereof, this 31st day of July, 1996, but effective as of August 1, 1996.


                                        BENEFITS COMMITTEE OF HOUSTON
                                           INDUSTRIES INCORPORATED


                                        By  /s/ D. D. Sykora
                                          --------------------------------
                                            D. D. Sykora, Chairman
ATTEST:

      /s/ Elizabeth P. Weylandt
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Elizabeth P. Weylandt,
Secretary of the Benefits Committee